REGISTRATION RIGHTS AGREEMENT



          This Registration Rights Agreement (this "Agreement") is entered into as of the Closing Date (as defined herein) by and among Sunrise Technologies International, Inc., a Delaware corporation, Pennsylvania Merchant Group Ltd, a Delaware Corporation (the "Placement Agent") and the person whose signatures appear on the execution pages of this Agreement.

          This Agreement is made pursuant to the U.S. Note and Warrant Purchase Agreement and the Offshore Note and Warrant Purchase Agreement between the Company and each of the Purchasers listed (the "Purchase Agreements"). In order to induce the Purchasers to enter into the Purchase Agreement and in order to induce the Placement Agent to accept the Placement Agent Warrant, the Company has agreed to provide the registration rights set forth in this Agreement. The execution of this Agreement by the Company is a condition to the closing under the Purchase Agreement.

          The parties hereby agree as follows:

     1.   Definitions

          Capitalized terms used herein without definition  shall
have   their  respective  meanings  set  forth  in  the  Purchase
Agreement. As used in this Agreement, the following terms shall have the following meanings:

          Closing  Date:   The  date  assigned  thereto  in   the
Purchase Agreement.

          Common Stock: The common stock, $.001 par value per share, of the Company.

          Company:  Sunrise Technologies International,  Inc.,  a
Delaware corporation.

          Conversion Share: Shares issuable upon the conversion of the Notes.

          Exchange Act: The Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

          Losses:  See Section 7 hereof.

          Notes:   The Notes issued to investors pursuant to  the
Purchase Agreements.

          Placement Agent:  Pennsylvania Merchant Group Ltd

          Placement  Agent Warrant:  The Warrant  issued  to  the
Placement  Agent  as  described in  Section  6  of  the  Purchase
Agreements.

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          Prospectus:    The   prospectus   included    in    any
Registration   Statement  (including,   without   limitation,   a
prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Securities Act Rule 430A), as amended or supplemented by any prospectus supplement, with respect to the
terms   of  the  offering  of  any  portion  of  the  Registrable
Securities covered by such Registration Statement and all other amendments and supplements to the prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such prospectus.

          Purchase Agreement:  The U.S. Note and Warrant Purchase
Agreement and the Offshore Note and Warrant Purchase Agreement by and among the Company and the Purchasers thereunder pursuant to which the Note and Warrants were issued.

          Purchasers:   The  purchasers listed on  the  signature
pages to the Purchase Agreements.

          Registrable Securities: All Conversion Shares and Warrant Shares which are Restricted Securities, and any Common Stock issued or issuable in respect of the Conversion Shares and the Warrant Shares, pursuant to any stock split, stock dividend, recapitalization, or similar event. The Notes, Warrants and the Placement Agent Warrant are not Registrable Securities hereunder.

          Registration Expenses: All reasonable expenses incurred by the Company in complying with Section 3 hereof, including all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, and blue sky fees and expenses in all states in which there is an exemption for issuances of stock traded on the Nasdaq National Market and such other states listed in Schedule 1 attached hereto.

          Registration Statement: Any registration statement of the Company which covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits, and all material incorporated by reference or deemed to be incorporated reference in such registration statement.

          Restricted Securities: The Conversion Shares, the Placement Agent Warrant and the Warrant Shares upon original issuance thereof, and at all times subsequent thereto, until, in the case of any such security, it is no longer required to bear the legend set forth on such security pursuant to the terms of the security, the Purchase Agreement and applicable laws.

          Rule  144:  Rule 144 under the Securities Act, as  such
Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC (excluding Rule 144A).

          SEC:  The Securities and Exchange Commission.

          Securities  Act:   The  Securities  Act  of  1933,   as
amended, and the rules and regulations promulgated by the SEC thereunder.

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          Shelf Registration:  See Section 3(a) hereof.

          Underwritten registration or underwritten offering:   A
registration in which securities of the Company are sold to an underwriter for reoffering to the public.

          Warrants:   The warrants to purchase shares  of  Common
Stock issued to Purchasers pursuant to the Purchase Agreement.

          Warrant Shares: The shares of Common Stock issued or issuable to Purchasers pursuant to the exercise of the Warrants and to the Placement Agent upon the exercise of the Placement
Agent Warrant.

     2.   Securities Subject to this Agreement

          The   securities  entitled  to  the  benefits  of  this
Agreement are the Registrable Securities.

     3.   Shelf Registration

          (a) Shelf Registration. The Company shall, not later than the later of the 60th day after the initial Closing Date or the thirtieth (30th) day after the Final Closing Date of the Offering (the "Filing Date"), prepare and file with the SEC a Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415 (or any appropriate similar rule that may be adopted by the SEC) under the Securities Act covering the Registrable Securities (the "Shelf Registration"). The Shelf Registration shall be on a form permitting registration of such Registrable Securities for resale by such holders in the manner or manners reasonably designated by them (including. without limitation, one or more underwritten offerings).

          (b) Effectiveness. The Company shall use reasonable efforts to cause the Shelf Registration to become effective under the Securities Act as soon as practicable following the Filing Date. Subject to the requirements of the Securities Act including, without limitation, requirements relating to updating prospectuses through post-effective amendments or otherwise, the Company shall use reasonable efforts to keep the Shelf Registration continuously effective until the Expiration Date (as such term is defined in the Warrants); provided, that in the event of a Suspension Period, as set forth in Section 5(d) hereof, the Company shall extend the period of effectiveness of such Shelf Registration by the number of days of each such Suspension Period, and provided further that the Company shall not be required to keep the Shelf Registration effective with respect to any Registrable Securities that may be sold in accordance with Rule 144 under the Securities Act.

          (c) Priority on Shelf Registration. If any of the Registrable Securities to be registered pursuant to Shelf Registration are to be sold in a firm commitment underwritten offering, and if the managing underwriters advise the Company and the holders of such Registrable Securities that in their opinion the amount of Registrable Securities proposed to be sold in such offering exceeds the amount of Registrable Securities which can be sold in such offering, there shall be included in such firm commitment underwritten offering the amount of such Registrable Securities requested to be included in such registration which in the opinion of

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


such underwriters can be sold, and such amount shall be allocated pro rata among the holders of such Registrable Securities requested to be included in such registration on the basis of the number shares of Common Stock represented by Registrable Securities requested to be included therein by such holders.

     4.   Holdback Agreements.

          (a) Restrictions on Public Sale by Holders of Registrable Securities. Each holder of Registrable Securities whose Registrable Securities are covered by a Registration Statement filed pursuant to Section 3 hereof agrees, if requested by the managing underwriters in an underwritten offering (to the extent timely notified in writing by the Company or the managing underwriters), not to effect any public sale or distribution of securities of the Company of any class included in such Registration Statement, including a sale pursuant to Rule 144 (except as part of such underwritten offering), during the l0-day period prior to, and the 90-day period beginning on, the effective date of any underwritten offering made pursuant to such Registration Statement.

          The foregoing provisions shall not apply to any holder of Registrable Securities if such holder is prevented by applicable statute or regulation from entering into any such agreement; provided, however, that any such holder shall undertake in its request to participate in any such underwritten offering not to effect any public sale or distribution of the class of Registrable Securities covered by such Registration Statement (except as part of such underwritten offering) during such period unless it has provided five (5) business days prior written notice of such sale or distribution to the managing underwriter or underwriters.

     5.   Expenses and Procedures.

          (a)    Expenses   of  Registration.   All  Registration
Expenses (exclusive of underwriting discounts and commissions) shall be borne by the Company. Each holder shall bear all underwriting discounts, selling commissions, sales concessions and similar expenses applicable to the sale of securities attributable to the Registrable Securities sold by such holder.

          (b) Registration Procedures. In the case of each registration, qualification or compliance effected by the Company pursuant to Section 3, the Company will keep the holders advised as to the initiation of registration, qualification and compliance and as to the completion thereof. At its expense, the Company will furnish such number of Prospectuses and other documents incident thereto as the holders from time to time may reasonably request.

          (c) Information. The Company may require each seller of Registrable Securities as to which any registration is being effected to furnish such information regarding the distribution of such Registrable Securities as the Company may from time to time reasonably request and the Company may exclude from such registration the Registrable Securities of any seller who unreasonably fails to furnish such information after receiving such request.

          (d) Delay or Suspension. Notwithstanding anything herein to the contrary, the Company may, at any time, delay the filing of the Shelf Registration for a period of up to 60 days

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


following  the  Filing Date or suspend the effectiveness  of  any
Registration Statement for a period of up to 90 days in the aggregate in any calendar year, as appropriate (a "Suspension
Period"), by giving notice to each holder of Registrable Securities to be included in the Registration Statement, if the Company shall have determined that the Company may be required to disclose any material corporate development which disclosure may have a material effect on the Company. Each holder of Registrable Securities agrees by acquisition of such Registrable Securities that, upon receipt of any notice from the Company of a Suspension Period, such holder shall forthwith discontinue disposition of such Registrable Securities covered by such Registration Statement or Prospectus until such holder (i) is advised in writing by the Company that the use of the applicable Prospectus may be resumed, (ii) has received copies of a supplemental or amended prospectus, if applicable, and (iii) has received copies of any additional or supplemental filings which are incorporated or deemed to be incorporated by reference in such Prospectus. The Company shall prepare, file and furnish to each holder of Registrable Securities immediately upon the expiration of any Suspension Period, appropriate supplements or amendments, if applicable, to the Prospectus and appropriate documents, if applicable, incorporated by reference in the Registration Statement.

     6.   Indemnification.

          (a) Indemnification by Company. The Company shall, without limitation as to time, indemnify and hold harmless, to the full extent permitted by law, each holder of Registrable Securities, its officers, directors, agents and employees, each person who controls such holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), and the officers, directors, agents or employees of any such controlling person, from and against all losses, claims, damages, liabilities, costs (including, without limitation, all reasonable attorneys' fees) and expenses (collectively, "Losses"), as incurred, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus or preliminary prospectus, or arising out of or based upon any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made (in the case of any Prospectus) not misleading, except insofar as the same are based solely upon information furnished to the Company by such holder for use therein; provided, however, that the Company shall not be liable in any such case to the extent that any such Loss arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any preliminary prospectus or Prospectus if (i) such holder failed to send or deliver a copy of the Prospectus or Prospectus supplement with or prior to the delivery of written confirmation of the sale of Registrable Securities and (ii) the Prospectus or Prospectus
supplement   would  have  corrected  such  untrue  statement   or
omission.    If  requested,  the  Company  shall  also  indemnify
underwriters, selling brokers, dealers managers and similar securities industry professionals participating in the distribution, their officers, directors, agents and employees and each person who controls such persons (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange
Act) to the same extent as provided above with respect to the indemnification of the holders of Registrable Securities.

          (b) Indemnification by Holder of Registrable Securities. In connection with any Registration Statement in which a holder of Registrable Securities is participating, such holder of Registrable Securities shall furnish to the Company in writing such information as the Company

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


may reasonably  request
for use in connection with any Registration Statement or Prospectus. Such holder hereby agrees to indemnify and hold harmless, to the full extent permitted by law, the Company, and its officers, directors, agents and employees, each person who controls the Company (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, agents or employees of any such controlling person, from and against all Losses arising out of or based upon any untrue statement of a material fact contained in any Registration Statement, Prospectus or preliminary prospectus, or arising out of or based upon any omission of a material fact required to be stated therein or necessary to make the statement therein in light of the circumstances under which they were made (in the case of any Prospectus) not misleading, to the extent, but only to the extent, that such untrue statement or omission is contained in any information so furnished in writing by such holder to the Company for use in such Registration Statement, Prospectus or preliminary prospectus. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any holder and any of their respective directors, officers, agents, employees or controlling persons (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and shall survive the transfer of such securities by such holder. The Company shall be entitled to receive indemnities from accountants, underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution to the same extent as provided above with respect to information so furnished by such persons specifically for inclusion in any Registration Statement, Prospectus or preliminary prospectus, provided, that the failure of the Company to obtain any such indemnity shall not relieve the Company of any of its obligations hereunder.

          (c) Conduct of Indemnification Proceedings. If any action or proceeding (including any governmental investigation or inquiry) shall be brought or any claim shall be asserted against any person entitled to indemnity hereunder (an "indemnified party"), such indemnified party shall promptly notify the party from which such indemnity is sought (the "indemnifying party") in writing, and the indemnifying party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the indemnified party and the payment of all fees and expenses incurred in connection with the defense thereof.
All such fees and expenses (including any fees and expenses incurred in connection with investigating or preparing to defend such action or proceeding) shall be paid to the indemnified party, as incurred, within 20 days of written notice thereof to the indemnifying party; provided, however, that if, in accordance with this Section 8, the indemnifying party is not liable to the indemnified party, such fees and expenses shall be returned promptly to the indemnifying party. Any such indemnified party shall have the right to employ separate counsel in any such action, claim or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be the expense of such indemnified party unless (a) the indemnifying party has agreed to pay such fees and expenses, (b) the indemnifying party shall have failed promptly to assume the defense of such action, claim or proceeding and to employ counsel reasonably satisfactory to the indemnified party in any such action, claim or proceeding, or (c) the named parties to any such action, claim or proceeding (including any impleaded parties) include both such indemnified party and the indemnifying party, and such indemnified party shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party (in which case, if such indemnified party notifies the

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


indemnifying party in writing that  it  elects  to
employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action, claim or proceeding on behalf of such indemnified party, it being understood, however, that the indemnifying party shall not, in connection with any one such action, claim or proceeding or separate but substantially similar or related actions, claims or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for all such indemnified parties, unless in the opinion of counsel for such indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such action, claim or proceeding, in which event the indemnifying party shall be obligated to pay the fees and expenses of such additional counsel or counsels). No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the release of such indemnified party from all liability in respect to such claim or litigation without the written consent (which consent will not be unreasonably withheld) of the indemnified party. No indemnified party shall consent to entry of any judgment or enter into any settlement without the written consent (which consent will not be unreasonably withheld) of the indemnifying party from which indemnity or contribution is sought.

          (d) Contribution. If the indemnification provided for in this Section 6 is unavailable to an indemnified party under
Section 6(a) or 6(b) hereof (other than by reason of exceptions provided in those Sections) in respect of any Losses, then each applicable indemnifying party in lieu of indemnifying such indemnified party shall contribute to the amount paid or payable by such indemnified party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified party in connection with the actions, statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such indemnifying party and the indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue statement or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in Section 6(c), any legal or other fees or expenses reasonably incurred by such party in connection with any action, suit, claim, investigation or proceeding.

          The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 6(d) were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable
considerations   referred   to  in  the   immediately   preceding
paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

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     7.   Rule 144

          The Company shall file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder, and will take such further action as any holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemption provided by Rule 144 or Rule 144A. Upon the request of any holder of Registrable Securities, the Company shall deliver to such holder a written statement as to whether the Company has complied with such information and requirements. Notwithstanding the foregoing, nothing in this Section 7 shall be deemed to require the Company to register any of its securities under any section of the Exchange Act.

     8.   Underwritten Registrations.

          If any of the Registrable Securities covered by any Shelf Registration are to be sold in an underwritten offering, the investment banker or investment bankers and manager or managers that will administer the offering will be selected by the Company, provided that such investment bank or manager shall be reasonably satisfactory to a majority of the holders of Registrable Securities to be included in the underwritten offering.

          No person may participate in any underwritten registration hereunder unless such person (i) agrees to sell such person's Registrable Securities on the basis provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements, and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

     9.   Miscellaneous

          (a) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Company obtains the written consent of the Placement Agent and the holders of at least 66 2/3% of the then outstanding Registrable Securities affected by such amendment, modification or supplement. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter which relates exclusively to the rights of holders of Registrable Securities whose securities are being sold pursuant to a Registration Statement and which does not directly or indirectly affect the rights of holders of Registrable Securities whose securities are not being sold pursuant to such Registration Statement may be given by holders of a majority of the Registrable Securities being sold by such holders.

          (b) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, next day air courier, telex, or telecopy: (i) If to a holder of Registrable Securities, at the most current address given by such holder to the Company in accordance with the provisions of this
Section  9(b),

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


which address initially is, with respect to each purchaser, the address set forth on the signature page attached hereto; and (ii) if to the Company initially at the address set forth on the first page of the Purchase Agreement, attention:
Secretary and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 9(b), with a copy to Thelen, Marrin, Johnson & Bridges LLP, San Jose, CA.

          All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; two business days after being deposited in the mail, postage prepaid, if mailed; one business day after being sent by next day air courier; when answered back, if telexed; and when receipt acknowledged, if telecopied.

          (c) Transfer of Registration Rights. The rights granted to the holders pursuant to this Agreement to cause the Company to register securities may be assigned in connection with the transfer, assignment or sale of any Registrable Security to the extent such securities and rights may be transferred, assigned or sold pursuant to applicable laws and to the agreements to which the particular holder is a party; provided, however, that no transfer or assignment of such rights shall be effective or valid unless the purchaser, transferee or assignee, after giving effect to the transfer, assignment or sale of the Registrable Securities, owns or has the right to acquire at least 5,000 shares of Common Stock.

          (d) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

          (e) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

          (f) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania without regard to principles of conflict of laws.

          (g) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such which may be hereafter declared invalid, void or unenforceable.

          (h) Entire Agreement. This Agreement is intended by the parties to be a final expression of their agreement and a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties nor undertakings, other than those set forth or referred to herein

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


with respect to the registration rights granted by the Company with respect to the securities sold pursuant to the Purchase Agreement. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

          (i) Attorneys' Fees. In any action proceeding brought to enforce any provision of this Agreement, or where any provision hereof is validly asserted as a defense, the successful party shall be entitled to recover reasonable attorneys' fees in addition to its costs and expenses and any other available remedy.

          (j) Expiration. This Agreement shall expire on the earlier of (i) the date on which all Registrable Securities have been sold by the Purchasers and (ii) the fifth anniversary of the Closing Date.

          IN WITNESS WHEREOF, the parties have executed this agreement as of the date first written above.

                       SUNRISE TECHNOLOGIES INTERNATIONAL, INC.



                       By:______________________________________
                          David Light
                          President and Chief Executive Officer



                       PENNSYLVANIA MERCHANT GROUP LTD



                       By:______________________________________


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